Exhibit 10.2

Amended and Restated 2002 Executive Performance Plan

Section 1. Purpose of Plan

The purpose of the Plan is to promote the success of the Company by providing participating executives with incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 2. Definitions and Terms

2.1 Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business.

2.2 Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

“Adjusted Aggregate Segment Operating Margin” with respect to any Performance Period means Aggregate Segment Operating Margin, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Cash Flow” with respect to any Performance Period means Cash Flow, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted EBITDA” with respect to any Performance Period means EBITDA, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted EPS” with respect to any Performance Period means EPS, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Financial Statement Objectives” with respect to any Performance Period means Financial Statement Objectives, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Net Income” with respect to any Performance Period means Net Income, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Return on Assets” with respect to any Performance Period means Return on Assets, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Return on Equity” with respect to any Performance Period means Return on Equity, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Aggregate Segment Operating Margin” with respect to any Performance Period means the aggregate of all segment operating income divided by the aggregate of all segment revenues, as reported in the Company’s consolidated financial statements for the applicable Performance Period.

“Award” means an award under this Plan of a conditional opportunity to receive a Bonus if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period, or an award of Restricted Stock or Restricted Units the vesting of which will occur if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period.

“Bonus” means a cash payment or a cash payment opportunity under the Plan, as the context requires. Bonus shall also include any Award in respect of which the final payment amount is determined based on a dollar amount, but the ultimate form of payment is in shares in accordance with Section 4.10. Notwithstanding the immediately preceding sentence, Bonus shall exclude any award of Restricted Stock or Restricted Units made pursuant to Section 5 hereof.

“Business Criteria” means any one or any combination of Adjusted Aggregate Segment Operating Margin, Adjusted Cash Flow, Adjusted EBITDA, Adjusted EPS, Adjusted Financial Statement Objectives, Adjusted Net Income, Adjusted Return on Assets, Adjusted Return on Equity, Aggregate Segment Operating Margin, Cash Flow, EBITDA, EPS, Financial Statement Objectives, Net Income, Return on Assets, Return on Equity and Total Shareholder Return.

“Cash Flow” with respect to any Performance Period means either operating cash flow, as reported in the Company’s consolidated financial statements related to the applicable Performance Period, or operating cash flow less investment in parks, resorts and other property, as specified by the Committee at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Company’s Board of Directors or such other Committee as from time to time the Board of Directors may designate to administer the Plan in accordance with Section 3.1 and Section 162(m).

“Company” means The Walt Disney Company, a Delaware corporation.

“EBITDA” with respect to any Performance Period means Net Income before net interest, income tax, and depreciation and amortization expense, as reported in the Company’s consolidated financial statements related to the applicable Performance Period.

“EPS” with respect to any Performance Period means diluted earnings per share of the Company, as reported in the Company’s consolidated financial statements related to the applicable Performance Period.

“Executive” means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a “covered employee” for purposes of Section 162(m).

“Financial Statement Objectives” with respect to any Performance Period means a positive change in (A) one or more line items of the Company’s balance sheet or income statement (including revenues), in each case as specified by the Committee at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period from (B) the corresponding line item or items of the Company’s balance sheet or income statement, as applicable, for the Year or Years or Performance Period immediately prior to the commencement of the applicable Performance Period, in each case as reported in the Company’s consolidated financial statements for the relevant period.

“Net Income” with respect to any Performance Period means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company related to the applicable Performance Period.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

“Plan” means this Amended and Restated 2002 Executive Performance Plan, as amended from time to time.

“Restricted Stock” means an Award of Shares under Section 5 that are nontransferable and subject to forfeiture conditions and other restrictions on ownership until specific vesting conditions established by the Committee under the Award are satisfied.

“Restricted Unit” means an Award under Section 5 of notional units of measurement that are denominated in Shares, payable to the Participant in cash or in Shares upon the satisfaction of specific conditions established by the Committee under the Award.

“Return on Assets” with respect to any Performance Period means Net Income divided by the average of the total assets of the Company for the Performance Period, as reported by the Company in its consolidated financial statements related to the applicable Performance Period.

“Return on Equity” with respect to any Performance Period means Net Income divided by the average of the common shareholders equity of the Company for the Performance Period, as reported by the Company in its consolidated financial statements related to the applicable Performance Period.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Section 409A” means Section 409A of the Code, and the regulations and any interpretative guidance promulgated thereunder, all as amended from time to time.

“Shares” means shares of common stock of the Company or any securities or property, including rights into which the same may be converted by operation of law or otherwise.

“Stock Plan” means the Company’s Amended and Restated 1995 Stock Incentive Plan or Amended and Restated 2005 Stock Incentive Plan, in each case as amended from time to time, or any other shareholder approved stock incentive plan of the Company.

“Total Shareholder Return” with respect to any Performance Period means (i) the total return to shareholders of the Company or (ii) the average (which may be weighted or unweighted) of the total returns to shareholders in respect of any group of publicly traded companies (including the companies in any publicly reported index of publicly traded companies) as designated by the Committee, in each case determined on a consistent basis specified by the Committee at the time the Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Year” means a fiscal year of the Company commencing on or after October 1, 2001.

Section 3. Administration of the Plan

3.1 The Committee. The Plan shall be administered by a Committee consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan who are “outside directors” within the meaning of Section 162(m).

3.2 Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Awards under the Plan and, subject to the terms of the Plan, the amount or Shares under such Awards, and the time or times at which and the form and manner in which Awards will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan except as otherwise provided herein) and any agreement or other document relating to any Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

3.3 Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4 Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment. Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and compliance with Section 162(m) and Section 409A, the Committee shall have the authority to accelerate payment of an Award (after the attainment of the applicable Performance Target(s)) that is not treated as deferred compensation subject to Section 409A and to waive restrictive conditions for an Award, in such circumstances as the Committee deems appropriate. In the case of any acceleration of an Award after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)). Any deferred payment shall also be subject to Section 4.9 and, if applicable, Section 4.10. In addition, and notwithstanding anything elsewhere in the Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant’s employment without cause or as a constructive termination, as and in the manner provided by the Committee, and subject to such provision not causing the Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally; provided, however, that to the extent any such award is deferred compensation subject to the provisions of Section 409A, no such acceleration shall occur unless it occurs pursuant to the terms of the Award as initially established (or as otherwise permitted under Section 409A) and the event upon which such acceleration occurs is a permissible distribution event under Section 409A.

Section 4. Bonus Awards

4.1 Provision for Bonus. Each Participant may receive a Bonus if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained in the applicable Performance Period established by the Committee. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2 Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 6.1 and 6.7. The objective formula or standard shall preclude the use of discretion to increase the amount of any Bonus earned pursuant to the terms of the Award.

4.3 Maximum Annual Bonuses. Notwithstanding any other provision hereof, (i) the aggregate amount that may be payable as Bonuses to all Executives in respect of any Year shall not exceed $55 million and (ii) the maximum amount that may be payable to any single Executive for any one Year shall not exceed 50% of the maximum aggregate amount payable to all Executives under subclause (i). The foregoing limits shall be subject to adjustments consistent with Section 3.4 in the event of acceleration or deferral.

4.4 Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan. At the time that the Committee establishes the applicable Performance Targets for any Year, the Committee shall also specify, subject to the limitation specified in subclause (ii) of Section 4.3, the maximum individual amount payable to each Executive for such Year such that the aggregate amounts potentially payable to all such Executives for such Year shall not exceed the aggregate maximum amount that may be payable to all such Executives for such Year under subclause (i) of Section 4.3.

4.5 Effect of Mid-Year Commencement of Service; Termination of Employment. To the extent compatible with Sections 4.2 and 6.7, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount of the applicable maximum individual bonus that could have been payable under Section 4.3 and Section 4.4 to the Executive who, in the judgment of the Committee, such person replaces as a covered employee under Section 162(m) for such Year. In the event of the termination of employment of a Participant prior to the payment of a Bonus, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Awards or other written contract with the Company.

4.6 Adjustments. To preserve the intended incentives and benefits of an Award based on Adjusted Aggregate Segment Operating Margin, Adjusted Cash Flow, Adjusted EBITDA, Adjusted EPS, Adjusted Financial Statement Objectives, Adjusted Net Income, Adjusted Return on Assets or Adjusted Return on Equity, the Committee shall apply the objective formula or standard with respect to the applicable Performance Target in a manner that shall eliminate, in whole or in part, in such manner as is specified by the Committee, the effects of the following : (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported by the Company in its public filings with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, and (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part. The Committee may, however, provide at the time the Performance Targets are established that one or more of the foregoing adjustments will not be made as to a specific Award. In addition, the Committee may determine at the time the Performance Targets are established that other adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (a) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, (b) the impact of impairment of tangible or intangible assets, (c) the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company’s public filings covering the Performance Period and (d) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section 4.6 may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any Shares, to reflect a change in the Company’s capitalization, such as a stock split or dividend, or a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property), or a reorganization of the Company.

4.7 Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. Except as provided in Section 3.4, the Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2, 4.3, 4.4 or 4.5 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

4.8 Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied. Unless the Committee is otherwise prevented from doing so under circumstances where such a delay would be permitted under Section 409A, in the case of any award the payment of which is designed to be treated as a short-term deferral within the meaning of Section 409A of the Code, the Committee shall use its reasonable best commercial efforts to meet to consider certification of the attainment of the Performance Target(s) to permit the payment of any amount determined to be payable within the requisite period to qualify as such a short-term deferral.

4.9 Time of Payment; Deferred Amounts. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.8, but in the case of any Bonuses designed not to be deferred compensation within the meaning of Section 409A of the Code, not later than the latest date at which such Bonuses would still qualify for the exemption from Section 409A applicable to short-term deferrals. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date (including Shares or share equivalents as contemplated by Section 4.10) as the Committee may approve or require, subject to applicable withholding requirements and, if applicable, Section 4.10. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to compliance with Section 162(m) and the applicable provisions of Section 409A and to any prior written commitments and to any conditions consistent with Sections 3.4, 4.3, 4.10 and 6.7 that it deems appropriate), may defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan and as contemplated by Section 4.10. Any action by the Committee or any election made by an Executive to defer payment of any Bonus shall be made not later than the date(s) required to avoid the acceleration of income and the imposition of an additional rate of tax under Section 409A. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments (including Shares) such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under Section 162(m).

4.10 Share Payouts of Bonus. Any Shares payable under a Bonus shall be pursuant to a combined Award under the Plan and the Stock Plan. The number of Shares or stock units (or similar deferred award representing a right to receive Shares) awarded in lieu of all or any portion of a Bonus shall be equal to the largest whole number of Shares which have an aggregate fair market value no greater than the amount of cash otherwise payable as of the date the cash payment of the Bonus would have been made. For this purpose, “fair market value” shall mean the average of the high and low prices of the Shares on such date. Any such Shares, stock units (or similar rights) shall thereafter be subject to adjustments for changes in corporate capitalization as provided in the Stock Plan. Dividend equivalent rights thereafter earned may be accrued and payable in additional stock units, cash or Shares or any combination thereof, as determined by the Committee at or prior to the time at which an Executive attains a legally binding right to the underlying Award. Notwithstanding anything else in this Section 4.10 to the contrary, any election to defer the time at which any payment is made in respect of any Bonus shall be intended to satisfy the applicable requirements of Section 409A, including, but not limited to, the provisions related to the timing of initial deferral elections (including the special rules in respect of performance based compensation) and any subsequent deferral elections.

Section 5. Restricted Stock and Units

5.1. Awards. The Committee may grant Awards under the Plan in the form of Restricted Stock or Restricted Units, which shall become vested or payable based upon the achievement of Performance Target(s) established by the Committee and upon the continued employment of the Participant for such period or periods as the Committee shall specify. The selection of Participants, Business Criteria, Performance Targets and Performance Period and other terms and conditions of the Award shall be established and administered by the Committee on the same basis as provided for Bonus Awards under Section 4 hereof (other than Sections 4.3 and 4.4 hereof), except as the context otherwise requires. Any Shares subject to a Restricted Stock Award or distributed to a Participant under a Restricted Unit Award shall be pursuant to a combined Award under the Plan and Stock Plan, and shall be subject to adjustments for changes in corporate capitalization as provided in the Stock Plan. Unless otherwise provided by the Committee, any dividends, distributions and equivalent rights payable with respect to Restricted Stock or Restricted Units shall be subject to the same vesting or payment conditions established pursuant to the Award. Notwithstanding the fact that Performance Targets have been attained with respect to any Award in the form of Restricted Stock or Restricted Units, the Committee may reduce the amount vesting or payable, or eliminate vesting or payment, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2 Maximum Awards. The maximum number of Shares or share units that may be subject to Restricted Stock and/or Restricted Units granted to any one Participant during any single Year shall be limited to 2,000,000 Shares, subject to adjustment to reflect changes in corporate capitalization in the same manner as provided in the Stock Plan. An Award of Restricted Stock or Restricted Units shall not affect the Participant’s maximum Bonus Award under Sections 4.3 and 4.4, and the provisions of Sections 4.3 and 4.4 shall not apply to Awards under this Section 5.

Section 6. General Provisions

6.1 No Right to Awards or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 6.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

6.2 Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

6.3 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

6.4 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.4 shall not apply to an assignment of a contingency or payment due (i) after the death of an Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

6.5 Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

6.6 Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, including, without limitation, the issuance of restricted stock or restricted stock units or any other awards under the Stock Plan.

6.7 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. As and to the extent provided under Section 162(m), the material terms of the performance criteria under the Plan must be re-approved by the Company’s shareholders no later than the 2014 annual meeting of shareholders if the Company intends that the Plan continue to meet the requirements for “performance-based compensation” under Section 162(m) for Awards made following the date of such annual meeting. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 7. Amendments, Suspension or Termination of Plan

The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m). To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an award agreement is determined by the

Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an award agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code in respect of Awards that are deferred compensation for purposes of such Section 409A, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Section 409A).